EXHIBIT 1.3


                                     BYLAWS

                                       OF

                          FIXED INCOME SECURITIES, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1.1. Registered Office. The registered office shall be established and maintained at the office of Corporation Service Company ("CSC"), in the City of Wilmington, in the State of Delaware, County of New Castle, and CSC shall be the registered agent of the corporation in charge thereof.

     Section 1.2. Other Offices. The corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that any such annual meeting shall not be held at any designated place, but may instead be held solely by means of remote communication.

     Section 2.2. Annual Meeting of Stockholders. The annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held in each year, commencing in 2009, on the [SECOND WEDNESDAY IN JANUARY], if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each annual meeting the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business.

     Section 2.3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall, except as otherwise provided by the Certificate of Incorporation, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. The board of directors may, in its sole discretion, adopt guidelines and procedures so that




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stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. The board of directors, in its sole discretion, may require that the vote for directors and the vote upon any questions before the meeting shall be by ballot. If authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder. All elections for directors shall be decided by a plurality of the votes cast. All other questions shall be decided by majority vote of the quorum except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     Section 2.4. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a designated place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     Section 2.5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. The board of directors may, in its sole discretion, adopt guidelines and procedures so that stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be


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present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.6. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the Certificate of Incorporation or the laws of the State of Delaware, may be called by the board of directors or the Chief Executive Officer, and shall be called upon a request in writing therefor stating the purpose or purposes thereof signed by at least two directors or by the holders of at least twenty percent of the capital stock of the corporation issued and outstanding and entitled to vote thereat.

     Section 2.7. Notice of Meetings. Written notice, stating the place, if any, the date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the corporation, in person, by mail, by overnight courier, by telegram or cablegram, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, not less than ten nor more than sixty days before the date of the meeting.

     Section 2.8. Action Without Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing who would have been entitled to receive notice of a stockholders meeting if the action had been taken at a stockholders meeting. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having


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custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.


                                   ARTICLE III

                                    DIRECTORS

     Section 3.1. Number and Term. The number of directors, which shall be determined by the board of directors from time to time, shall constitute the whole board of directors shall be no less than one (1) and no more than __________. Except as provided in Section 3.2 hereof, directors shall be elected at the annual meeting of the stockholders, and directors shall be elected to serve until their successors are elected and qualified. Directors need not be stockholders.

     Section 3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.3. Increase of Number. The number of directors may be increased by (i) amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or (ii) by the affirmative vote of a majority of the stockholders, at the annual meeting or at a special meeting called for that purpose and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.

     Section 3.4. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3.5. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose,


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and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority of the stockholders entitled to vote.

     Section 3.6. Powers. The board of directors shall exercise all of the powers of the corporation except such as are by law, the Certificate of Incorporation or these Bylaws conferred upon or reserved to the stockholders.

     Section 3.7. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter expressly authorized by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval, (ii) adopt, amend or repeal any Bylaw of the corporation or (iii) or amend the Certificate of Incorporation.

     Section 3.8. Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or, at the sole discretion of the board of directors, any of such meetings may not be held at any designated place, but may instead be held solely by means of remote communication.

     The first meeting of each newly elected board of directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the stockholders, if a quorum be present, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the board of directors may be called by the Chairman, or the Chief Executive Officer on at least three (3) days' notice to each director, or which notice shall be given either personally, by mail, or by telegram, or by electronic transmission, and shall be called by the Chairman, the Chief Executive Officer or by the Secretary in like manner and on like notice on the written request of a majority of the directors.


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     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.9. Quorum. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the Certificate of Incorporation or the laws of the State of Delaware. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     Section 3.10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the board of directors may be allowed like compensation for attending committee meetings.

     Section 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 3.12. Meetings by Conference Telephone. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.


                                   ARTICLE IV

                                    OFFICERS

     Section 4.1. Officers. The officers of the corporation shall be chosen by the board of directors and shall include at least a [CHIEF EXECUTIVE OFFICER, PRESIDENT, VICE PRESIDENT, AND A SECRETARY.] The officers shall be elected at the first meeting of the board of directors after each annual meeting. None of the officers of the corporation need be directors except the Chairman, if one is elected. Any number of offices may be held by the same person.


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     Section 4.2.   Other Officers and Agents.  The board of directors may
appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4.3. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 4.4. Tenure and Removal. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors in office. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 4.5. Chairman of the Board of Directors. The Chairman of the board of directors, if one is elected, shall preside at all meetings of the board of directors, and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the board of directors.

     Section 4.6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation and, to the fullest extent permitted by applicable law, shall otherwise have plenary power and authority to act for and on behalf of the corporation respecting all matters. The Chief Executive Officer shall preside at all meetings of the stockholders in the absence or non-election of the Chairman, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the Chief Executive Officer shall execute stock certificates, bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal may be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 4.7. President. In the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President, if one is elected, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     Section 4.8. Vice President. In the absence of the Chief Executive Officer and the President, or in the event of their inability or refusal to act, the Vice President, if one is elected (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer or


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the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.9. Treasurer. The Treasurer, if one is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation.
The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositary as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements. The Treasurer shall render to the Chief Executive Officer and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

     Section 4.10. Assistant Treasurer. The Assistant Treasurer, if one is elected, or if there shall be more than one, the Assistant Treasurers in order determined by the Board of Directors (or if there be no determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.11. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the Board of Directors or the stockholders upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. The Secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer and attest the same.

     Section 4.12. Assistant Secretary. The Assistant Secretary, if one is elected, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                                    ARTICLE V

                    PROVISIONS REGARDING STOCK OF CORPORATION

     Section 5.1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman, the President, or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation designated by the board of directors of the corporation, certifying the number of shares owned by such holder in the corporation. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

     Section 5.2. Classes and Series of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 5.3. Lost Certificate. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     Section 5.4. Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer, both the transferor and the transferee request the corporation to do so.


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     Section 5.5.   Stockholders Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent by corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     Section 5.6. Registered Stockholders. The corporation shall be entitled to treat the record holder of any shares of stock of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or


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
transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee or transferee or other person becomes the record holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

     Section 5.7. Dividends. Subject to the provisions of the Certificate of Incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.


                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1. Subject to applicable laws and regulations and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person or entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person or entity is or was a director, officer, employee or agent of the corporation or is or was a general partner of Fixed Income Securities, L.P., a Texas limited partnership which converted into the corporation ("FIS, L.P."), or a manager, member, officer, employee or agent of such general partner, or an officer, employee or agent of FIS, L.P., or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding if such person or entity acted in good faith and in a manner such person or entity reasonably believed to be in or not opposed to the best interests of the corporation or FIS, L.P., as the case may be, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person or entity did not act in good faith and in a manner which such person or entity reasonably believed to be in or not opposed to the best interests of the corporation or FIS, L.P., as the case may be, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.


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
     Section 6.2. Subject to applicable laws and regulations and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person or entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 6.3. Subject to applicable laws and regulations, to the extent that a present or former director, officer, employee or agent of the corporation, a former general partner of FIS, L.P., a former manager, member, officer, employee or agent of such general partner, or a former officer, employee or agent of FIS, L.P., has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, such person or entity shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person or entity in connection therewith.

     Section 6.4. Any indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the corporation only upon a determination in the specific case that indemnification of the present or former director, officer, employee or agent of the corporation, a former general partner of FIS, L.P., a former manager, member, officer, employee or agent of such general partner, or a former officer, employee or agent of FIS, L.P., is proper in the circumstances because such person or entity has met the applicable standard of conduct set forth in said Sections 6.1 or 6.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the corporation) in a written opinion, or (iv) by all the stockholders.

     Section 6.5. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in


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
this Article. Such expenses (including attorneys' fees) incurred by former directors, officers, employees or agents of the corporation, a former general partner of FIS, L.P., a former manager, member, officer, employee or agent of such general partner, or a former officer, employee or agent of FIS, L.P., may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 6.6. The indemnification and advancement of expenses provided by the other Sections of this Article shall not be deemed exclusive of any other rights to which a person or entity seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, disinterested directors or otherwise, both as to action in his, her or its official capacity and as to action in another capacity while holding such office or position.

     Section 6.7. Subject to applicable laws and regulations, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article or of the General Corporation Law of the State of Delaware.

     Section 6.8. For purposes of this Article references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     Section 6.9. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     Section 6.10. The indemnification and advancement of expenses provided by this Article shall continue as to a person or entity who has ceased to be a director, officer, employee or agent of the corporation, a general partner of FIS, L.P., a manager, member, officer, employee or agent of such general partner, or an officer, employee or agent of FIS, L.P., and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such person or entity.


                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 7.1. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7.2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 7.3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the board of directors.

     Section 7.4. Notice. Whenever by statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any committee member, director or stockholder and no provision is made as to how such notice shall be given, any such notice shall be in writing and may be given (a) by hand delivery, (b) by mail, postage prepaid, addressed to such committee member, director, or stockholder at his, her or its address as it appears on the books or (in the case of a stockholder) the stock transfer records of the corporation, or (c) by any other method permitted by law, including, but not limited to, overnight courier service, telegram, cablegram or, to the extent permitted by the provisions of the General Corporation Law of the State of Delaware, electronic transmission; provided, however, that any notice given to a stockholder by electronic transmission must be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram or cablegram shall be deemed to be given at the time transmitted with all charges prepaid and addressed as aforesaid. Any notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the committee member, director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the committee member, director or stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the committee member, director or stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the committee member, director or stockholder. Notice given by any other method not described above shall only be deemed to have been given when actually received by the person or entity to


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
whom such notice is intended to be given. Whenever, under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to a stockholder may also be given by telegram or by a form of electronic transmission consented to by the stockholder to whom the notice is given.

     Section 7.5. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.


                                  ARTICLE VIII

                                   AMENDMENTS

     Section 8.1. Bylaw Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.











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